SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K Amendment #2

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report:

November 15, 2007

KLONDIKE STAR MINERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Box 20116, 1031 – Ten Mile Road, Whitehorse, Yukon Y1A 7A2 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 579-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

The information contained in this Current Report on Form 8K is provided in Compliance with the following sections of the Form.

Section 2	Item 2.02	Results of Operations and Financial Conditions
Section 7	Item 7.01	Regulation FD Disclosure
Section 8	Item 8.01	Other Events

Klondike Star Mineral Corporation (the “Company”) is releasing material information regarding the Company’s mineral exploration, mine planning and development activities for the period-ending August 31, 2007, pertaining to advanced-stage properties in the Klondike Region, Yukon, Canada.

This 8-K filing relates to information on Klondike geological studies and Company exploration results consistent with the Company’s Disclosure Policy (http://www.klondikestar.com/about_us/disclosure_policy.php) and SEC reporting requirements.

THE PROJECT

Located in the Klondike gold-producing region of the Yukon, Canada, the Lone Star Project is an advanced stage gold exploration project that is being studied for potential mine development.

The Lone Star quartz gold properties are an expansive mineral rights holding of 1056 quartz claims and crown grants totaling 152 km2/58.7 mi2. The primary focus on Klondike Star’s exploration efforts have been centered on the Lone Star Zone, the site of a former producing mine (circa 1912-14). It is one of five major zones that are ‘exploration targets.’

According to preliminary technical analysis, engineering and planning assumptions that continue to be refined through a scoping study, the Lone Star Mine continues to appear to have the potential to be developed as a low-medium grade, bulk tonnage open pit hard-rock gold mine with no underground operations.

The Company holds a 55% majority and controlling ownership interest in the project, with the exclusive option to acquire up to 75%.

RELEASE OF MATERIAL INFORMATION

The Company has or anticipates disclosing new information about Company operations.

THE SCOPING STUDY (UPDATE) – LONE STAR GOLD PROJECT MINE DEVELOPMENT

In 2006, Klondike Star initiated a scoping study as a management planning tool to guide and accelerate future feasibility, environmental permitting and mine development decision-making. This study is continuing concurrently with efforts to delineate potential economically viable gold deposit(s). The Company is continuing with an integrated technical planning process that allows feasibility planning, permitting and detailed mine design and development considerations to be addressed simultaneously. This coordinated effort will have the benefit of saving time, money and managerial focus.

A practical example to illustrate the benefit to this approach relates to mine waste management. A comprehensive study is underway to assist in the mine decision concerning the disposition of mine waste including stripping, tailings and mill sludge.  A detailed reclamation plan will flow from this study.

Scope:

The scoping study is a comprehensive effort including such matters as evaluation of other mineralized material, including grade and tonnage in a SEC Guide 7 compliant manner, mine development scenarios, ore handling and processing methods, tailings recovery, disposal and reclamation, water supply and storage, energy supply requirements and options, mining facilities, infrastructure, excavation, processing and fleet vehicle equipment, roads and access, water supply, socio-economic considerations, housing and services, temporary construction arrangements, as well as detailed capital and operating cost analysis.

Experienced multi-disciplinary team:

The scoping study is being undertaken by a team of experienced Company staff and technical consultants with a combination of northern, Canadian and international experience and expertise in geology, mine planning and development, environmental assessment and permitting, economics, financing, energy supply, engineering and design, and First Nation and community relations.

Completion status and timetable:

The scoping study is now scheduled for release by spring 2008. As new information becomes available, such as following completion of the 2007 exploration program, the study will be updated as to support informed and timely decision-making. The study will remain a work–in-progress through all phases of exploration, mine development and operation, providing a valued tool to management. A master project timetable is guiding the Company through the phases of mine planning, development and production, including significant milestones such as completion of feasibility study(ies), environmental assessment and permitting, financing, and a production decision. Sections on the material technical matters have been developed, such as delineation of the regulatory process, engineering analysis of appropriate mining, processing technology and design base case, capital and operating cost analysis, energy supply options, facility and housing requirements, and labor force projections. Work is in progress with respect to tailings management, site reclamation, facilities siting, administrative and service buildings, road improvements, acid rock drainage and water supply.

ECONOMIC VIABILITY OF LONE STAR PROJECT

The scoping study, on a preliminary basis and based on planning assumptions, is providing a target for an economically viable development based on tonnage and grams of gold per tonne of mineralized material, gold price scenarios, capital and operating cost projections for a gold mine having an operating life of at least 10 years.

The target is subject to adjustment over time as the scoping study moves towards completion, and as additional exploration results become available. The target, a preferred reserve estimate for making a production decision, is currently in the range approximately 38.8 tonnes (42.75tons) of contained gold. This assumes about 1 gram (+ or -) of gold per tonne of mineralized material at 90% recovery, a gold price of approximately US$700.00 per ounce with sufficient mineral material for at least a 10 year operating mine.

The key issues determining the viability, profitability and long-term operating horizons for the Lone Star Project, identified through the scoping study process to date are:

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recoverable gold potential;

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permitting requirements and regulatory approvals;

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operating costs, particularly energy supply; waste management

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gold price and market;

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capital costs and financing.

No other factors studied to date have identified possible absolute impediments or challenges that could not be reasonably mitigated or managed.

Recoverable gold potential:

Due to SEC requirements concerning the reporting of assessments of mineralized material, the Company has reporting constraints. These legal constraints are different than those associated with the corresponding standards relating to mineral resources in Canada. For a detailed understanding of the SEC framework for reporting that governs what a publicly traded, U.S. mineral exploration and development company can disclose, please refer to “Recommendations Concerning Estimation and Reporting of Mineral Resources and Mineral Reserves”, April 2005 as submitted to the SEC by the SEC

Reserves Working/SME Resources and Reserves Committee of The Society for Mining, Metallurgy, and Exploration, Inc.(http://books.smenet.org/sec_recomm/index.cfm)

Based on the information available, including the results from Company exploration activities since December 2003 (see table following), the Company is of the opinion that approximately 25% (253,000 Troy Ounces) of the required volume of mineralized material, currently identified by the scoping study for economic viability, has been delineated with reasonable confidence in the exploration results. This conceptual projection is subject to updating based on final evaluation of the 2007 drilling and other exploration results described on the report to be filed with Yukon mining authorities in March 2008. Exploration results have been derived from a combination of soil geochemistry,  ground geophysical surveys, trenching, bulk sampling, and diamond, reverse-circulation, and percussion drilling focusing largely on one exploration target – the Lone Star Zone, site of the original Lone Star Mine (circa 1912-1914).

	Year-end February 28, 2007	Year-end February 28, 2006	Year-end February 28, 2005	Change from year-end 2006 to year-end 2007
Total claims and crown grants	No change	1056	500
Total area	No change	152 km2/58.7 mi2	100 km2 estimated/38.6 mi2
Drilling - no. of diamond drill holes and total meters	23 holes totaling 2,892 meters/9,488 feet; 17 holes totaling 2,100 meters/6,890 feet	32 holes totaling 4830 meters/15,846 feet	0	Drilling did not achieve target due to unavailability of diamond drilling capability and shortage of skilled labor
Bulk sampling, surface trenching and sampling

16 bulk samples totaling 78 tonnes; trenching; 640 chip samples, 393 soil samples; 3 IP geophysical grids totaling 35 km or 21.7 mi of line; Trenching not available, bulk samples not available, 470 rock samples, and 134 soil samples

		14 trenches totaling 2858 m3/3,738 yd3, 421 soil samples, 551 trench samples, 23 rock samples and 57 bulk chip samples	17 trenches totaling 1,300 m3/1,700 yd3, 1,024 rock samples, 1,165 soil samples	Substantive increase in bulk sampling; completion of IP survey
Assay and other analysis	2866 core samples shipped for assay; 1,883 core samples shipped for assay	5095 core samples from drilling and core fire assays (1st round) at 1250 samples, trench ICP

totaled 551 samples and 92 trench fire assays	1165 soil samples by ICP; also refer to the 2004 assessment report	The threshold for assay requirements was adjusted based on prior year experience, thus significantly reducing the volume of assay required.	Ownership	No change
55% with exclusive option up to 75%	55% with exclusive option up to 75%	None

The recoverable gold potential of the properties is expected to be expanded considerably by an even larger drilling, trenching and bulk sampling program in 2008.

The Company’s views are supported by the fundamental geology of the Klondike region that includes the Lone Star Project, and the 5 major exploration targets that extend over large areas with opportunity for the existence of multiple mineralized zones, along both strike and dip. They belong to a class of structures which have potential for large, medium-grade, bulk-tonnage ore bodies.

The information, including estimates and ranges contained in this report are exploration information about targets or potential. They are provided as conceptual projections.  The Company can not and is not representing the information contained in this filing as an estimate of Mineral Reserves or mineralized material. Under U.S. securities regulations, Klondike Star is not able to use the term mineral resources and is not able to disclose inferred resources that may be reported in other international jurisdictions.

The Company believes that its progressive exploration programs will continue to increase the known, assessed and reportable gold potential of the Lone Star properties. This forward-looking statement is based on a number of factors including:

THE STAGES OF MINE PLANNING AND DEVELOPMENT

A conventional mine planning process moves sequentially through stages, from exploration, to mineral resource assessment, to pre-feasibility/feasibility studies, to environmental assessment (e.g., baseline studies), to regulatory review and permitting, to detailed design, to financing, to go/no go decision, to tendering and construction, and to labor force and company mobilization and production.

In the Company’s opinion, the integrated and forward looking approach being undertaken through the scoping study and related activities has materially shortened timelines for mine decision-making, could substantially reduce costs in advance of reaching the production stage and would position the Lone Star Project for the known and projected world gold market conditions and opportunities.

FORWARDING LOOKING STATEMENTS

The statements in this filing that relate to the company's expectations with regard to the future impact on the company's results from new products or actions in exploration or development are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.

The mineral exploration information reported in this filing does not constitute an assessment of mineralized material pursuant to “Guide 7, Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations”. As a Delaware corporation regulated by U.S. securities laws and regulations, the Company is expressly prohibited from releasing mineral resource assessments required by the Canadian National Instrument 43-101, or other similar international standards and reporting guidelines.

The Company is of the opinion, currently, that there has been insufficient exploration to define mineralized material, and it remains uncertain if further exploration will result in Lone Star target zones being delineated as mineralized material or mineral reserves. To the extent that the foregoing exploration information constitutes an assessment that is preliminary in nature, there is no certainty that when full economic considerations are applied to the exploration targets that it will be possible to categorize them as mineral reserves.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLONDIKE STAR MINERAL CORPORATION

November 15, 2007

_______________________________

Date

Hans Boge, P.Eng., President